UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2024

BRC Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT84101
(Address of principal executive offices, including Zip Code)

(801) 874-1189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2024, the BRC Inc. (the “Company”) filed a certificate of amendment (the “Amendment”) to its amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Amendment amends Article VIII, Section 8.1 of the Amended and Restated Certificate of Incorporation to limit the liability of officers, as permitted under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) as further described below.

The Amendment amends the Amended and Restated Certificate of Incorporation to limit the liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation on liability is not permitted under the DGCL as presently in effect or as amended in the future. The Amendment permits exculpation of certain officers in connection with direct claims brought by stockholders. The Amendment does not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The Amendment does not exculpate officers from liability for claims brought by or in the right of the Company, such as derivative claims, nor for any act or omission occurring prior to May 1, 2024, the date on which the Amendment became effective.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 30, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 212,151,030 shares of the Company’s Class A and Class B common stock entitled to vote at the Annual Meeting, a quorum of 136,455,577 shares was represented virtually or by proxy. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1. Election of Directors

The stockholders elected the Class II nominee, Thomas Davin, to serve as a director until the Company’s Annual Meeting of Stockholders in 2027. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas Davin	117,385,946	2,770,247	50,787	16,248,597

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accountants

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The voting results were as follows:

For	Against	Abstain
135,997,875	384,457	73,245

Proposal 3. Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company

The stockholders approved the Amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company, as described above. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
116,051,545	3,357,992	797,443	16,248,597

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2024

BRC INC.

By:	/s/ Andrew McCormick
Name:	Andrew McCormick
Title:	General Counsel and Corporate Secretary

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